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                                                              September 19, 1995


Board of Directors
The Warnaco Group, Inc.
90 Park Avenue
New York, New York 10016


Gentlemen:

                  I am General Counsel of The Warnaco Group, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (No. 33-61701) (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on August 9, 1995, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on August 21, 1995, as amended by Amendment No. 2 to the Registration Statement filed with the Commission on September 12, 1995, relating to the registration of 11,040,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares").

                  This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended; (iii) the By-Laws of the Company;
(iv) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Shares, (v) the form of a specimen certificate representing the Shares; (vi) the form of the U.S. Purchase Agreement (the "U.S. Purchase

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Agreement")  to be entered into by and among the Company,  Merrill  Lynch & Co.,
Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Oppenheimer & Co., Inc., acting severally on behalf of themselves and the several Underwriters named therein (the "U.S. Underwriters"), and a Selling Stockholder; (vii) the form of the International Purchase Agreement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements") to be entered into by and among the Company, the Selling Stockholder and Merrill Lynch International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns
International   Limited,   Morgan  Stanley  &  Co.  International,   Oppenheimer
International Ltd. and UBS Limited, Inc., acting severally on behalf of themselves and the several International Managers named therein (collectively, the "International Managers," and together with the U.S. Underwriters, the "Underwriters");(viii) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that I did not
independently   establish  or  verify,   I  have  relied  upon   statements  and
representations of officers and other representatives of the Company and others.

                  I am admitted to the Bar of the State of New York and, except as set forth in the paragraph immediately below, I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent expressly set forth herein.

                  Based upon and subject to the foregoing, I am of the opinion that (i) the issuance and sale of the Shares have been duly authorized by all requisite corpo-

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rate  action on the part of the Company  and (ii) when the  Purchase  Agreements have been duly executed by the parties thereto and the Shares are issued, delivered and paid for in accordance with the terms of the Purchase Agreements, the Shares will be validly issued, fully paid and nonassessable.

                  I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am an expert within the meaning of the Securities Act or that this consent is required pursuant to Section 7 of the Securities Act.

                                                      Very truly yours,

                                                      /s/ STANLEY P. SILVERSTEIN
                                                          Stanley P. Silverstein